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                    Skadden, Arps, Slate, Meagher & Flom LLP
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 735-3000

                                                       December 6, 1996

Mafco Consolidated Group Inc.
35 East 62nd Street
New York, New York 10021

            Re:   Mafco Consolidated Group Inc.
                  Registration Statement on Form S-1
                  No. 333-15257
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Dear Ladies and Gentlemen:

            We have acted as special counsel to Mafco Consolidated Group Inc. (the "Company"), in connection with Registration Statement on Form S-1 No. 333-15257, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, respecting the issuance by the Company of Value Support Rights (the "VSRs") pursuant to the Value Support Rights Agreement, dated as of November 25, 1996 (the "VSR Agreement") between the Company and the American Stock Transfer & Trust Company as Trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Registration Statement.

            In this connection, we have examined and relied upon the Registration Statement filed with the Securities and Exchange Commission (the "SEC") on October 31, 1996 and Amendment No. 1 thereto, filed with the SEC on December 11, 1996, including (i) the Prospectus included therein (the "Prospectus"), (ii) the VSR Agreement, (iii) the form of Indenture for the VSR Notes between the Company and the Trustee, and (iv) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, and we have assumed (i) that such documents will not be amended and (ii) that the parties to such documents will comply with the terms thereof.

            In our examination, we have assumed the genuineness of all signatures, the authenticity of all docu-


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Mafco Consolidated Group Inc.
December 6, 1996
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ments submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements, representations, and certifications of officers and other representatives of the Company.

            In rendering our opinion, we have also considered and relied upon the Internal Revenue Code of 1986, as amended, and administrative rulings, judicial decisions, regulations, and such other authorities as we have deemed appropriate, all as in effect as of the date hereof. The statutory provisions, regulations, interpretations, and other authorities upon which our opinion is based are subject to change, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion will not be taken by the Internal Revenue Service.

            We express no opinions as to the laws of any jurisdiction other than the federal laws of the United States of America to the extent specifically referred to herein.

            Based upon and subject to the foregoing, we are of the opinion that the statements in the Prospectus under the heading "Certain United States Federal Income Tax Consequences," subject to the qualifications set forth therein, accurately describe the material U.S. federal income tax consequences to Initial Holders of the VSRs, under existing law and the assumptions stated therein.

            We consent to the filing of this opinion as an exhibit to the Registration Statement and to our being named in the Prospectus.

                                    Very truly yours,

                                    /s/ Skadden, Arps, Slate,
                                          Meagher & Flom LLP


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